Exhibit 99.1

TKO ANNOUNCES APPROVAL OF CAPITAL RETURN PROGRAM;

ALSO ANNOUNCES STRATEGIC ACQUISITION OF SPORTS ASSETS FROM ENDEAVOR

Board Authorized $2 Billion Share Repurchase Program and

Approved Initiation of Quarterly Cash Dividend Program of $75 Million

All-Equity Transaction Includes Professional Bull Riders, On Location, and IMG

Special Committee of TKO’s Independent Directors Unanimously Recommended Approval of Transaction

NEW YORK (October 24, 2024) – TKO Group Holdings, Inc. (“TKO”) (NYSE: TKO), a premium sports and entertainment company, announced today that its board of directors has authorized a share repurchase program of up to $2.0 billion of its Class A common stock and the initiation of a quarterly cash dividend program pursuant to which holders of TKO’s Class A common stock will receive their pro rata share of $75.0 million in quarterly distributions to be made by TKO Operating Company, LLC.

Also today, TKO announced it has reached a definitive agreement with Endeavor Group Holdings, Inc. (“Endeavor”) (NYSE: EDR) to acquire Professional Bull Riders (“PBR”), On Location, and IMG in an all-equity transaction valued at $3.25 billion. In addition to complementing TKO’s existing core UFC and WWE businesses, the strategic acquisition of these sports and hospitality assets from Endeavor expands TKO’s operational footprint in the fast-growing premium sports market and enables direct participation in the upside from partner leagues and events.

Ariel Emanuel, Executive Chair and CEO of TKO, said: “Today’s announcements reflect the continued strength of our underlying business and our commitment to deploying capital through a balanced capital allocation strategy, including through our share repurchase program and quarterly cash dividend program. This underscores our continued focus on delivering sustainable long-term value for our shareholders.”

Mark Shapiro, President and COO of TKO, said: “PBR, On Location, and IMG are industry-leading assets that meaningfully enhance TKO’s portfolio and strengthen our position in premium sports globally. Within TKO, they will help power the growth of our revenue streams and position us to capture even more upside from some of the most attractive parts of our sports ecosystem: media rights, live events, ticket sales, premium experiences, brand partnerships, and site fees. These assets are already built into our business strategy at TKO and will serve to further enhance our strong track record of execution across UFC and WWE.”

TRANSACTION EXPANDS TKO’S LEADERSHIP AND POWERS GROWTH IN PREMIUM SPORTS

PBR is the world’s premier bull riding league organizing more than 200 annual live events, welcoming approximately 1.25 million fans, and reaching more than 285 million households in more than 65 territories. PBR CEO and Commissioner Sean Gleason will continue to lead the organization.

On Location is a leading provider of premium experiences for fans attending more than 1,200 sporting events, including the Super Bowl, Ryder Cup, NCAA Final Four, FIFA World Cup 26, and the 2026 and 2028 Olympic and Paralympic Games, in addition to year-round live events organized by UFC and WWE. On Location president Paul Caine will continue to lead the organization.

IMG is one of the world’s largest global distributors and producers of sports content, packages and sells media rights and brand partnerships, and provides industry-leading strategic consultancy, digital services, and event management for more than 200 rightsholders. Clients include the National Football League, English Premier League, International Olympic Committee, National Hockey League, Major League Soccer, ATP and WTA Tours, the All England Lawn Tennis & Croquet Club (Wimbledon), EuroLeague Basketball, DP World Tour, and The R&A, as well as UFC, WWE, and PBR. The acquisition of IMG does not include businesses associated with the IMG brand in licensing, models, and tennis representation, nor IMG’s full events portfolio. Adam Kelly will lead IMG as president.

Transaction Details

Under the terms of the agreement, TKO will acquire the Endeavor assets for a total consideration of $3.25 billion, based on the 25-trading-day volume-weighted average price of TKO’s Class A common stock for the period ending on October 23, 2024. Endeavor will receive approximately 26.14 million common units of TKO Operating Company, LLC and will subscribe for an equal number of shares of TKO’s Class B common stock, with Endeavor expected to own approximately 59% of TKO alongside the other existing TKO shareholders, who will own the remaining 41% upon completion of the transaction. The transaction is also subject to purchase price adjustments to be settled in cash and equity.

TKO formed a Special Committee of independent directors of the board to review, negotiate, and consider the proposed transaction. The Special Committee reviewed, negotiated, unanimously approved, and recommended approval of the proposed transaction by TKO’s board of directors. Following formal and unanimous approval by TKO’s board of directors, the definitive agreement was signed, and the transaction was approved by the written consent of stockholders representing a majority of the outstanding voting interests of TKO.

The transaction is subject to the satisfaction of customary closing conditions and required regulatory approvals. No other stockholder approval is required. The transaction is expected to close in the first half of 2025.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to TKO. Latham & Watkins LLP is serving as legal advisor to Endeavor. Moelis & Company LLC is serving as financial advisor to the special committee and Skadden, Arps, Slate, Meagher & Flom LLP as legal advisor to the special committee.

CAPITAL RETURN PROGRAM

TKO will determine at its discretion the timing and the amount of any repurchases based on its evaluation of market conditions, share price, and other factors. Repurchases under the share repurchase program may be made in the open market, in privately negotiated transactions or otherwise, and TKO is not obligated to acquire any particular amount under the share repurchase program. The share repurchase program has no expiration, is expected to be completed within approximately three to four years and may be modified, suspended, or discontinued at any time.

TKO’s dividend will be paid quarterly to TKO’s Class A common shareholders. TKO intends to begin making quarterly cash dividend payments on March 31, 2025. Future declarations of quarterly dividends are subject to the determination and discretion of TKO based on its consideration of various factors, such as its results of operations, financial condition, market conditions, earnings, cash flow requirements, restrictions in its debt agreements and legal requirements and other factors that TKO deems relevant.

The share repurchase program authorization and approval to initiate a quarterly cash dividend program are separate from and are not conditional upon TKO closing the acquisition of PBR, On Location, and IMG.

Webcast

TKO will make public a recorded audio webcast at 8 a.m. ET today to discuss this transaction and capital return program. Management will also provide an update on TKO’s expected results for the third quarter of 2024 and full-year guidance expectations, which will be reported on TKO’s earnings call scheduled for Wednesday, November 6, 2024, 5 p.m. ET / 2 p.m. PT. Today’s audio webcast and the accompanying presentation materials can be accessed at investor.tkogrp.com. The link to the webcast, as well as a recording, will also be available on the website after the call concludes.

About TKO

TKO Group Holdings, Inc. (NYSE: TKO) is a premium sports and entertainment company. TKO includes UFC, the world’s premier mixed martial arts organization, and WWE, the recognized global leader in sports entertainment. Together, our organizations reach more than 1 billion households in approximately 210 countries and territories, and we organize more than 300 live events year-round, attracting more than two million fans. TKO is majority owned by Endeavor Group Holdings, Inc. (NYSE: EDR), a global sports and entertainment company.

About Endeavor

Endeavor (NYSE: EDR) is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events, and experiences. The Endeavor network specializes in talent representation through entertainment agency WME; sports operations and advisory, event management, media production and distribution, and brand licensing through IMG; live event experiences and hospitality through On Location; full-service marketing through global cultural marketing agency 160over90; and sports data and technology through OpenBet. Endeavor is also the majority owner of TKO Group Holdings (NYSE: TKO), a premium sports and entertainment company comprising UFC and WWE.

About PBR

PBR is the world’s premier bull riding organization. More than 500 bull riders compete in more than 200 events annually across the televised PBR Unleash The Beast tour (UTB), which features the top bull riders in the world; the PBR Pendleton Whisky Velocity Tour (PWVT); the PBR Touring Pro Division (TPD); and the PBR’s international circuits in Australia, Brazil, and Canada. In 2022, PBR launched the nationally televised PBR Team Series—eight teams of the world’s best bull riders competing for a new championship expanding to 10 teams in 2024—as well as the PBR Challenger Series with more than 60 annual events nationwide. The organization’s digital assets include PBR RidePass on Pluto TV, which is home to Western sports. PBR is a subsidiary of Endeavor, a global sports and entertainment company. For more information, visit PBR.com, or follow on Facebook at Facebook.com/PBR, Twitter at Twitter.com/PBR, and YouTube at YouTube.com/PBR.

About On Location

On Location is a global leader in premium experiential hospitality, offering ticketing, curated guest experiences, live event production and travel management across sports, entertainment, fashion and culture. On Location provides unrivaled access for corporate clients and fans looking for official, immersive experiences at marquee events, including the Olympic and Paralympic Games, FIFA World Cup 2026, Super Bowl, NCAA Final Four, and more. An official partner and/or service provider to over 150 iconic rights holders, such as the IOC (Milano Cortina 2026, LA 2028), FIFA, NFL, NCAA, UFC and PGA of America, and numerous musical artists and festivals, the company also owns and operates a number of its own unique experiences. On Location is a subsidiary of Endeavor, a global sports and entertainment company.

About IMG

IMG is an industry-leading global sports marketing agency, specializing in media rights management and sales, multi-channel content production and distribution, brand partnerships, digital services, and events management. It powers growth of revenues, fanbases and IP for more than 200 federations, associations, events, and teams, including the National Football League, English Premier League, International Olympic Committee, National Hockey League, Major League Soccer, ATP and WTA Tours, the All England Lawn Tennis & Croquet Club (Wimbledon), EuroLeague Basketball, DP World Tour, and The R&A, as well as UFC, WWE, and PBR. IMG is a subsidiary of Endeavor, a global sports and entertainment company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. TKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the acquisition transaction, including the anticipated timing for its closing, the expected impacts and benefits therefrom, and the expected share ownership of TKO following its consummation, and expectations regarding TKO’s capital return program, including the purchases under and completion of the share repurchase program and TKO’s dividend program, including the expected timing and amount of dividends thereunder. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “contemplates,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. Any such forward-looking statement represents management’s expectations as of the date of this filing. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect TKO’s businesses and the price of its securities; uncertainties as to the timing of the consummation of the transaction and the possibility that any or all of the various conditions to the consummation of the transaction may not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement and the transaction; the effect of the announcement, pendency or completion of the transaction on TKO’s business relationships, operating results, and business generally; the transaction may involve unexpected costs, liabilities and/or delays; TKO’s businesses may suffer as a result of uncertainty surrounding the transaction and disruptions of management’s attention due to the transaction; the risk that integration of the transferred businesses post-closing may not occur as anticipated; unfavorable outcome of legal proceedings that may be instituted against TKO following the announcement of the transaction; the risk that TKO’s stock price may decline following the announcement of the transaction; and risks related to the capital return program. These and other important factors discussed in Part I, Item 1A “Risk Factors” in TKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time in TKO’s other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, TKO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Website Disclosure

Investors and others should note that TKO announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its Investor Relations site at investor.tkogrp.com. TKO may also use its website as a distribution channel of its material information. In addition, you may automatically receive email alerts and other information about TKO, UFC and WWE when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.tkogrp.com.

Contacts

TKO

Investors: Seth Zaslow szaslow@tkogrp.com

Media: tko@brunswickgroup.com

Endeavor

Investors: investor@endeavorco.com

Media: press@endeavorco.com